Exhibit 10.1

XIAOJU KUAIZHI INC.
(the “Company”)

AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

1.                                           Purpose of the Plan

The purpose of this Xiaoju Kuaizhi Inc. Amended and Restated 2017 Equity Incentive Plan (the “Plan”) is to provide incentives to attract and retain the best available personnel whose present and potential performance is considered essential to the commercial success of the Group through the grant of Awards covering Shares. Capitalized terms not defined in the text are defined in Section 2 hereof.

2.                                           Definitions.

For all purposes of this Plan, unless the context otherwise requires, the following expressions shall have the following meanings:

(i)                                          “Administrator” means the Board or any committee created and appointed by the Board to administer the Plan.

(ii)                                       “Applicable Law” means all applicable laws, rules, regulations and requirements, including but not limited to, all applicable Cayman Island laws, any applicable stock exchange rules or regulations, and the applicable laws, rules or regulations of any other country or jurisdiction where Awards are granted under the Plan or Grantees reside or provide services, as such laws, rules and regulations shall be in effect from time to time.

(iii)                                    “Award” means any award granted pursuant to the terms and conditions of this Plan, including any Dividend Equivalent, Option, Restricted Share, Restricted Share Unit, Share Appreciation Right or other right or benefit.

(iv)                                   “Award Agreement” means any written agreement, contract, or other instrument evidencing the grant of an Award, including through any electronic medium.

(v)                                      “Board” means the board of directors of the Company.

(vi)                                   “Business” means any Person, which carries on activities for profit, and shall be deemed to include any affiliate of such Person.

(vii)                                “Cause” means, with respect to the termination by any Group Member of the Grantee’s services, that such termination is for “Cause” as is provided in a then effective written agreement between the Grantee and the Group Member, or in the absence of the same, is based on, in the determination of the Administrator, the Grantee’s:

a.              violation of corporate policies or guidelines of the Group;

b.              conduct that is materially negative to the name, reputation or interests of the Group;

c.               gross negligence or willful misconduct in the performance of customary duties as an Employee, Director or Consultant;

d.              material breach of any then-effective agreement between the Grantee and the relevant Group Member, which shall include, without limitation, any applicable intellectual property and/or invention assignment, employment, non-competition, non-solicitation, confidentiality or other similar agreement; or

e.               commission of fraud, dishonesty, ethical breach or other similar acts, or commission of a criminal offense.

(viii)                             “Code” means the United States Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended from time to time.

(ix)                                   “Company” means Xiaoju Kuaizhi Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands.

(x)                                      “Competitor” means any Business that is engaged in or is about to become engaged in any activity of any nature that competes with a product, process, technique, procedure, device or service of any Group Member. The Administrator shall determine in its sole discretion a list of Competitors applicable to this Plan and the Award Agreements from time to time.

(xi)                                   “Consultant” means any person, including an advisor but not an Employee, who is engaged by a Group Member to render consulting or advisory services and is compensated for such services.

(xii)                                “Deemed Liquidation Event” shall have the meaning as provided in a then-effective written shareholders’ agreement or similar document executed among the shareholders of the Company, or in the absence of the same, means any of the following transactions:

a.         any consolidation, amalgamation, scheme of arrangement or merger in which the Company is a constituent entity or is a party in which the voting shares and other voting securities of the Company that are outstanding immediately prior to the consummation of such consolidation or merger represent, or are converted into, securities of the surviving entity of such consolidation or merger that, immediately after the consummation of such consolidation or merger, together possess less than fifty percent (50%) of the total voting power of all voting securities of such surviving entity that are outstanding immediately after the consummation of such consolidation or merger;

b.         a sale or other transfer by the holders thereof of outstanding voting shares and/or other voting securities of the Company possessing more than fifty percent (50%) of the total voting power of all outstanding voting securities of the Company, whether in one transaction or in a series of related transactions, and pursuant to which such outstanding voting securities are sold or transferred to a single person or entity, to one or more persons or entities who are Affiliates of each other, or to one or more persons or entities acting in concert, provided that the foregoing shall not include a bona fide equity financing of any Group Member;

c.          a sale, transfer, lease or other disposition of all or substantially all of the assets of the Group Members taken as a whole (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of the Group Members taken as a whole); or

d.         the exclusive licensing of all or substantially all of the Group’s intellectual property indispensable for the business of the Group to a third party.

(xiii)                             “Director” means a member of the Board.

(xiv)                            “Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Administrator.

(xv)                               “Dividend Equivalent” means a right to receive the equivalent value (in cash or other property or a reduction in exercise price or base price of the relevant outstanding Award) of dividends paid on Shares.

(xvi)                            “Employee” means a Person that has established an employment relationship with any Group Member, with the status of employment determined pursuant to such factors as are deemed appropriate by the Administrator in its sole discretion, subject to any compulsory requirement of the Applicable Law. The payment of a Director’s fees shall not be sufficient to constitute an employment relationship between such Director and the relevant Group Member.

(xvii)                         “Exchange Act” means the U.S Securities Exchange Act of 1934, and the regulations promulgated thereunder, as amended from time to time.

(xviii)                      “Exercise Price” means the price per Share at which a holder of an Option may purchase Shares issuable upon exercise of the Option.

(xix)                            “Fair Market Value” means, as of any given date, the value of Shares determined as follows:

a.         If the Shares are listed on one or more established stock exchanges or traded on one or more automated quotation systems, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed or traded on the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable unless otherwise prescribed by any Applicable law, or, if the date of determination is not a trading date, the closing price as quoted on the principal exchange or system on which the Shares are listed or traded on the trading date immediately preceding the date of determination;

b.         If depository receipts representing the Shares are listed on one or more established stock exchanges or traded on one or more automated quotation systems, the Fair Market Value shall be the closing sales price for such depository receipts (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable, multiplied by the number of Shares that are represented by such depository receipts, or, if the date of determination is not a trading date, the closing price as quoted on the principal exchange or system on which the Shares are listed or traded on the trading date immediately preceding the date of determination;

c.          If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low ask prices for the Shares on the date of determination; or

d.         In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(xx)                               “Grantee” means the person who receives the Award under the Plan.

(xxi)                            “Group” means the Company, any Subsidiary and any Related Entity, and “Group Member” means any one member of the Group.

(xxii)                         “Incentive Stock Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(xxiii)                      “Non-statutory Share Options” or “NQSO” means an Option not intended to qualify as an Incentive Stock Option.

(xxiv)                     “Non-solicitation Obligations” shall have the meaning as provided either in the Award Agreement or a written agreement between the Grantee and the Group Member, or in the absence of the same, means at any time prior to the expiration of one year following the termination of a Grantee’s status as a Service Provider, the Grantee shall not (i) contact, or cause to be contacted, directly or indirectly, or engage in any form of oral, verbal, written, recorded, transcribed, or electronic communication with any customer of any Group Member to terminate or adversely affect any business relationship with the Group Member or conduct business that is in any respect competitive with the business conducted by any Group Member, (ii) directly or indirectly hire, solicit, or recruit, or attempt to hire, solicit, or recruit, any employee of any Group Member to leave their employment with such Group Member, nor contact any employee of a Group Member, or cause an employee of a Group Member to be contacted, for the purpose of leaving employment with such Group Member, and (iii) solicit, encourage, or induce, or cause to be solicited, encouraged or induced, directly or indirectly, any franchisee, joint venture, supplier, vendor or contractor who conducted business with a Group Member at any time to terminate or adversely modify any business relationship with the Group Member or not to proceed with, or enter into, any business relationship with the Group Member, nor otherwise interfere with any business relationship between a Group Member and any such franchisee, joint venture, supplier, vendor or contractor.

(xxv)                        “Option” means an option to purchase Shares as granted pursuant to Section 7 of the Plan.

(xxvi)                     “Person” means any natural person, firm, company, corporation, body corporate, partnership, association, government, state or agency of a state, local, municipal or provincial authority or government body, joint venture, trust, individual proprietorship, business trust or other enterprise, entity or organization (whether or not having separate legal personality).

(xxvii)                  “Purchase Price” means the price at which a Grantee may purchase Restricted Shares pursuant to this Plan.

(xxviii)               “Related Entity” means Person in or of which the Company or a Subsidiary holds a substantial economic interest, or possesses the power to direct or cause the direction of the management policies, directly or indirectly, through the ownership of voting securities, by contract, or other arrangements as trustee, executor or otherwise, but which, for purposes of the Plan, is not a Subsidiary and which the Administrator designates as a Related Entity.

(xxix)                     “Restricted Share” means an offer by the Company to sell Shares that are subject to certain specified restrictions.

(xxx)                        “Restricted Share Unit” or “RSU” means an Award covering a number of Shares that may be settled in cash, or by issuance of those Shares at a date in the future.

(xxxi)                     “Rule 701” means Rule 701 et seq. promulgated under the Securities Act.

(xxxii)                  “Section 409A” means section 409A promulgated under the Code.

(xxxiii)               “Securities Act” means the United States Securities Act of 1933 and the regulations thereunder, as amended from time to time.

(xxxiv)              “Service Provider” means any Person who is an Employee, a Consultant or a Director; provided, however, that Awards shall not be granted to any Consultant or Director in any jurisdiction in which, pursuant to Applicable Law, grants to non-employees are not permitted.

(xxxv)                 “Share” means the ordinary shares with a par value of US$0.00002 per share issued by the Company, as adjusted pursuant to Section 3(a) hereof.

(xxxvi)              “Share Appreciation Right” or “SAR” means a right to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the Share Appreciation Right is exercised over the base price as set forth in the applicable Award Agreement.

(xxxvii)           “Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company where each of the entities other than the last entity in the unbroken chain owns shares or other equity securities representing fifty percent (50%) or more of the total combined voting power of all classes of shares or other equity securities in one of the other entities in such chain. For purposes of the Plan, any “variable interest entity” that is consolidated into the consolidated financial statements of the Company under applicable accounting principles or standards as may apply to the consolidated financial statements of the Company shall be deemed a Subsidiary.

(xxxviii)        “Tax” means any income, employment, social welfare or other tax withholding obligations (including a Grantee’s tax obligations) or any levies, stamp duties, charges or taxes required or permitted to be withheld or otherwise payable under Applicable Laws with respect to any taxable event concerning a Grantee arising as a result of this Plan.

(xxxvii)           “U.S. Person” means a “United States Person” within the meaning of Section 7701(a)(30) of the Code (i.e., a citizen or resident of the United States, including a lawful permanent resident, even if such individual resides outside of the United States).

3.     Shares Subject to the Plan

(a)         Shares Available. Shares subject to Awards that are terminated, expired, cancelled, forfeited, settled in cash or other property in lieu of Shares, used to pay withholding obligations or pay the exercise price of an Option shall again be available for grant and issuance in connection with other Awards pursuant to this Plan (unless this Plan has been terminated). In the event that Shares previously issued under the Plan are reacquired by the Company pursuant to a right of first refusal or repurchase by the Company, such Shares shall be added to the number of Shares then available for issuance under the Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all Awards granted and outstanding under the Plan.

(b)         Adjustment of Shares. In the event that the number of outstanding Shares of the Company is changed by a share dividend, recapitalization, share split, reverse share split, subdivision, combination, reclassification or other change in the capital structure of the Company affecting Shares without consideration, then in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan: (a) the number of Shares reserved for issuance under this Plan, (b) the applicable price per Share and number of Shares subject to outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with Applicable Law; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Administrator.

4.     Administration of the Plan

(a)         Duties and Powers of Administrator. Subject to the terms and conditions of the Plan, the Administrator shall have the power and authority, in its discretion:

(i)                                          to select the Service Providers to whom Awards may from time to time be granted hereunder;

(ii)                                       to determine the type or types of Awards to be granted to each Service Provider;

(iii)                                    to determine the number of Shares to be covered by each such Award granted hereunder;

(iv)                                   to prescribe the forms of Award Agreement for use under the Plan and determine the specific terms and conditions of any Award Agreement, which need not be identical for each Grantee;

(v)                                      to determine the terms of vesting, exercisability and payment of Awards to be granted under this Plan;

(vi)                                   to grant waiver of any conditions of this Plan or any Award, or to impose any restriction or limitation regarding any Awards or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)                                to determine all matters relating to whether a Grantee’s status as a Service Provider has been terminated, including without limitation if such termination was for Cause and, if so, to determine the effective date of such termination (which the Administrator may determine to be the date of notice of resignation or the date of an act or omission by such Grantee constituting Cause), and whether particular leaves of absence constitute a termination of the Service Provider;

(xxxviii)        to take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with Applicable Law or any necessary local governmental regulatory requirements or approvals of any securities exchange or automated quotation system;

(viii)                             to determine Fair Market Value in good faith;

(ix)                                   to construe and interpret the terms of the Plan, the Award Agreement and awards granted pursuant to the Plan; and

(x)                                      to make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

provided, however, ISOs may be granted only to Employees (including officers and Directors who are also Employees) of a Group Member. NQSOs and all other types of Awards may be granted to Employees, officers, Directors and Consultants of a Group Member; provided such Consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction when Rule 701 is to apply to the Award granted for such services. An Option that is intended to be an Incentive Stock Option shall be so designated in the Award Agreement.

(b)         Effect of Administrator’s Decision. The Administrator’s interpretation of the terms of the Plan, any Awards granted pursuant to the Plan and any Award Agreement, and all decisions, determinations and interpretations of the Administrator relating thereto shall be final, binding and conclusive for all purposes and upon all Grantees.

5.     Terms and Conditions of Award Agreements

(a)         Term. The term of each Award shall be stated in the Award Agreement. Except as limited by the requirements of Section 409A of the Code and the regulations and rulings promulgated thereunder, the Administrator may extend the term of any outstanding Award, and may extend the time period during which vested Awards may be exercised, in connection with any termination of a Grantee’s status as a Service Provider, and may amend any other term or condition of an Award relating to such termination.

(b)         Timing of Granting of Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant such Award or such other future date as is determined by the Administrator.

(c)          Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards (or any other award granted pursuant to another compensation plan).

(d)         Vesting. The time period and conditions upon which an Award, in whole or in part, vests in the Grantee shall be set by the Administrator, and the Administrator may determine that an Award may not vest in whole or in part for a specified period after it is granted. Such vesting may be based on service with a Group Member or any other criteria selected by the Administrator. At any time after grant of an Award, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of such Award. No portion of an Award which is unexercisable at the termination of Grantee’s status of as a Service Provider shall thereafter become exercisable, except as may be otherwise provided in the Award Agreement or by decision of the Administrator following the grant of the Award.

(e)          Termination of the Awards.

(i)             Termination for reasons other than death or Disability or for Cause. Except as may be otherwise provided either in the Award Agreement or by action of the Administrator following the grant of the Award, (A) all granted but unvested Awards shall cease to vest on the date of termination and the corresponding Shares shall revert to the Plan and again be available for grant of other Awards under the Plan; (B) vested but unexercised Awards may only be exercised within the exercise period(s) determined by the Administrator; and (C) as to exercised Awards (including Awards exercised under the aforementioned clause (B), the Company has the right to repurchase the corresponding Shares at the then Fair Market Value of such Shares, which shall be reverted to the Plan and again be available for Award grants pursuant to this Plan.

(ii)          Termination due to death or Disability. Except as may be otherwise provided either in the Award Agreement or by action of the Administrator following the grant of the Award, if the Grantee’s status as a Service Provider is terminated due to the Grantee’s death (including declaration of death) or Disability, (A) all granted but unvested Awards shall cease to vest on the date of termination and the corresponding Shares shall revert to the Plan and again be available for grant of other Awards under the Plan; (B) vested but unexercised Awards may only be exercised within the exercise period(s) determined by the Administrator; and (C) as to exercised Awards (including the Awards exercised under the aforementioned clause (B)), the Company has the right to repurchase the corresponding Shares at the then Fair Market Value of such Shares, which shall again be available for Award grants pursuant to this Plan

(iii)       Termination for Cause. Except as may be otherwise provided either in the Award Agreement or by action of the Administrator following the grant of the Award, if a Grantee’s status as a Service Provider is terminated for Cause, (A) all of such Grantee’s unexercised Awards, whether vested or unvested, shall be cancelled as of the date of such termination; (B) all Shares acquired pursuant to an Award by such Grantee shall be subject to repurchase by the Company at any time and from time to time at (i) the original Purchase Price or Exercise Price paid for the Shares; (ii) the par value of such Shares, if such Shares are issued under Restricted Share Units; or (iii) in the event the price was paid in services, then the Shares will be forfeited and cancelled without payment; and (C) all proceeds, gains or other economic benefit actually or constructively received by the Grantee upon any receipt or exercise of any Award (or a portion thereof), or upon the receipt or resale of any Shares underlying any Award (or a portion thereof), must be restituted to the Company. Any Shares covered by cancelled Awards, and any Shares repurchased or forfeited pursuant to this section, shall revert to the Plan and again be available for Award grants under this Plan.

(iv)      Termination for breach of Non-solicitation Obligations. Except as may be otherwise expressly provided in the Award Agreement, if a Grantee breaches the Non-solicitation Obligations, whether or not a Grantee’s status as a Service Provider has been terminated, (A) all of such Grantee’s unexercised Awards, whether vested or unvested, shall be forfeited and cancelled; (B) all Shares acquired pursuant to an Award by such Grantee shall be unconditionally returned to the Company and any amounts paid by the Grantee for exercise of such Award will be nonrefundable; and (C) all proceeds, gains or other economic benefit actually or constructively received by the Grantee upon any receipt or exercise of any Award (or a portion thereof), or upon the receipt or resale of any Shares underlying any Award (or a portion thereof), must be restituted to the Company.

(v)         Termination for breach of confidentiality obligations. Except as may be otherwise expressly provided in the Award Agreement, if a Grantee breaches the confidentiality obligations owed to any Group Member, including but not limited to the obligations regarding nondisclosure of the Group’s trade secrets and confidential information, whether or not a Grantee’s status as a Service Provider has been terminated, (A) all of such Grantee’s unexercised Awards, whether vested or unvested, shall be forfeited and cancelled; (B) all Shares acquired pursuant to an Award by such Grantee shall be unconditionally returned to the Company and any amounts paid by the Grantee for exercise of such Award will be nonrefundable; and (C) all proceeds, gains or other economic benefit actually or constructively received by the Grantee upon any receipt or exercise of any Award (or a portion thereof), or upon the receipt or resale of any Shares underlying any Award (or a portion thereof), must be restituted to the Company.

(vi)      Termination for behavior that may adversely affect interest of Group Member. Except as may be otherwise expressly provided in the Award Agreement, if a Grantee’s behavior may adversely affect interest of any Group Member after termination of such Grantee’s status as a Service Provider, including but not limited to any defamation, tort or unfair competition against any Group Member, (A) all of such Grantee’s unexercised Awards, whether vested or unvested, shall be forfeited and cancelled; (B) all Shares acquired pursuant to an Award by such Grantee shall be unconditionally returned to the Company and any amounts paid by the Grantee for exercise of such Award will be nonrefundable; and (C) all proceeds, gains or other economic benefit actually or constructively received by the Grantee upon any receipt or exercise of any Award (or a portion thereof), or upon the receipt or resale of any Shares underlying any Award (or a portion thereof), must be restituted to the Company.

6.              Dividend Equivalents

Subject to the then-effective Articles of Association of the Company, the Administrator may grant Dividend Equivalents on any Award and to any Service Provider. Dividend Equivalents with respect to an Award may be granted by the Administrator based on dividends declared on the Shares underlying such Award. Such Dividend Equivalents may be settled in cash, other property or a reduction in exercise price or base price of the relevant Award by such formula and at such time and subject to such limitations as may be determined by the Administrator.

7.              Options

(a)         Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify if the Option qualifies as an Incentive Stock Option, and will be in such form and contain such provisions (which need not be identical among each Grantee) as the Administrator may from time to time approve.

(b)         Exercise Price. The exercise price per Share subject to an Option shall be determined by the Administrator and set forth in the Award Agreement; provided, however, no Option may be granted to a U.S. Person with an exercise price per Share which is less than the Fair Market Value of such Shares on the date of grant, without compliance with Section 409A of the Code or the Grantee’s consent. The exercise price per Share subject to an Option may be amended or adjusted in the absolute discretion of the Administrator, provided that such adjustment does not result in a materially adverse impact to the Grantee. For the avoidance of doubt, to the extent not prohibited by Applicable Law, any downward adjustment of the exercise prices of Options shall be effective without the approval of the affected Grantees.

(c)          Procedure of Exercise. Options shall be exercised within the time period or upon the conditions determined by the Administrator in the Award Agreement. The Grantee shall issue a written notice of exercise in a form approved by the Administrator, stating the election to exercise the Option, the number of Shares in respect of which the Option is being exercised and any other terms and conditions required by the Company when an Option is exercised. Upon exercise of an Option, each Grantee shall execute and deliver to the Company the notice of exercise and go through the procedures set forth in the Award Agreement, together with payment in full of the Exercise Price for the number of shares being purchased and payment of any applicable Taxes.

(d)         Limitation on Exercise. The Administrator may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Grantee from exercising the Option for the full number of Shares for which it is then exercisable.

(e)          No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Grantee, to disqualify any Grantee’s ISO under Section 422 of the Code.

8.              Restricted Share

(a)         Form of Restricted Share Award. All grants of Restricted Share Awards made pursuant to this Plan shall be evidenced by an Award Agreement in such form (which need not be identical among each Grantee) as approved by the Administrator from time to time. The grant of Restricted Shares is deemed to be accepted by the Grantee’s execution and delivery of the Award Agreement and full payment for such Restricted Shares.

(b)         Purchase Price. The Purchase Price of Restricted Shares shall be determined by the Administrator on the date the Restricted Share Award is granted or such other time as determined by the Administrator.

(c)          Restrictions. All Restricted Shares shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as determined by the Administrator. Restricted Shares may not be sold or encumbered until all restrictions are terminated or expire. All Restricted Shares shall be held by the Company in escrow for the Grantee until all restrictions on such Restricted Shares have been removed.

(d)         Repurchase or Forfeiture of Restricted Shares. If the Purchase Price for the Restricted Shares is paid by the Grantee in services, then upon termination as a Service Provider, the Grantee’s rights in unvested Restricted Shares then subject to restrictions shall lapse, and such Restricted Shares shall be surrendered or transferred to the Company without consideration.

9.              Restricted Share Units

(a)         Form of Restricted Share Units Award. All grants of RSUs made pursuant to this Plan shall be evidenced by an Award Agreement that shall be in such form (which need not be identical among each Grantee) as approved by the Administrator from time to time.

(b)         Form and Timing of Settlement. To the extent permissible under the Applicable Law, the Administrator may permit a Grantee to defer payment under the RSUs to a date or dates after the RSU is earned. Payment may be made in the form of cash or whole Shares or a combination thereof, all as the Administrator determines.

10.       Share Appreciation Rights

(a)         Form of Share Appreciation Rights. All grants of SARs made pursuant to this Plan shall be evidenced by an Award Agreement that shall be in such form (which need not be identical among each Grantee) as approved by the Administrator from time to time.

(b)         Base Price. The base price per Share, over which the appreciation of each SARs is to be measured, shall be a fixed or variable price determined by the Administrator by reference to the Fair Market Value of the Shares and set forth in the Award Agreement; provided, however, that for each U.S. Person such base price may not be established at a price less than the Fair Market Value on the date of grant. The base price per Share so established may be amended or adjusted in the absolute discretion of the Administrator, provided, that such adjustment does not result in a materially adverse impact to the Grantee. For the avoidance of doubt, to the extent not prohibited by Applicable Law, a downward adjustment in the base price mentioned in the preceding sentence shall be effective without the approval of the affected Grantee.

(c)          Exercise Procedure. Any SAR Award granted hereunder shall be exercisable within such time or upon such conditions as determined by the Administrator. Upon exercise of a SAR Award, the Grantee shall execute and deliver to the Company a written notice in a form approved by the Administrator and go through the procedures in accordance with the Award Agreement, together with full payment of all applicable Taxes including which are required to be withheld or paid by the relevant Group Member.

11.       Payment for Purchases and Exercises

(a)         Payment in General. Payment for Shares acquired pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Grantee by the Administrator and where permitted by Applicable law:

(i)                  by cancellation of indebtedness of any Group Member owed to the Grantee;

(ii)               by waiver of compensation due or accrued to the Grantee from the relevant Group Member for services rendered;

(iii)            provided that a public market for the Company’s Shares exists, by exercising through a “same day sale” commitment from the Grantee and a broker-dealer whereby the Grantee irrevocably elects to exercise the Award and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price or Purchase Price, and whereby the broker-dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price or Purchase Price directly to the Company or the relevant Group Member; or

(iv)           by any combination of the foregoing or any other method of payment as approved by the Administrator.

(b)         Withholding Taxes. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Grantee to remit to the Company or the relevant Group Member an amount sufficient to satisfy applicable tax withholding requirements prior to the issuance of any such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash by the Company, such payment will be net of an amount sufficient to satisfy applicable tax withholding requirements.

12.       Corporate Transactions

(a)         In the event that the Company is subject to a Deemed Liquidation Event, the Administrator may in its sole discretion take one or more of the following actions (which need not treat all outstanding Awards in an identical manner) without prior consent of the Grantees:

(i)                  the continuation of such outstanding Awards by the Company (if the Company is the successor entity);

(ii)               the assumption, conversion or replacement of outstanding Awards by the successor entity (or its parent, if any) with other rights or property determined by the Administrator in its sole discretion; or the substitution of equivalent awards granted by the successor entity (or its parent, if any) with substantially similar terms for such outstanding Awards;

(iii)            the full or partial exercisability or vesting and accelerated expiration of any outstanding Awards;

(iv)           the settlement of the full value of such outstanding Awards (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled without consideration if such Award has no value, as determined by the Administrator in good faith, in its discretion. Such payment may be made in installments and may be deferred until the date or dates when the Award would have become exercisable or vested; or,

(v)              any other actions as the Administrator deems necessary.

(b)         Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (a) granting an Award under this Plan in substitution of such other entity’s award or (b) assuming and/or converting such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other entity had applied the rules of this Plan to such grant.

13.       Restrictions

(a)         Non-Transferability. Excepted as permitted otherwise in the Award Agreement, any Award granted under this Plan and any interest therein shall not be transferable or assignable by the Grantee, other than by will or by laws of descent and distribution.

(b)         Exchange and Buyout of Awards. The Administrator may, at any time or from time to time, authorize the Company, with the consent of the respective Grantee, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Administrator may reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or the base price of outstanding SARs, the consent of the affected Grantee is not required). The Administrator may at any time buy from a Grantee an Award previously granted with payment in cash, Shares (including Restricted Shares) or other consideration.

(c)          Privileges of Share Ownership. No Grantee will have any of the rights of a shareholder with respect to any Shares until such Shares are issued to the Grantee by entry in the Company’s register of members. After Shares are issued and the Grantee is registered in the Company’s register of members, the Grantee will become a shareholder and have all the rights of a shareholder with respect to such Shares; provided, that if such Shares are Restricted Shares, then any new, additional or different securities the Grantee may become entitled to receive with respect to such Shares by virtue of a share dividend, share split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Shares.

(d)         Rights of First Refusal and Repurchase. At the sole discretion of the Administrator, the
Company may reserve to itself and/or its assignee(s) in the Award Agreement (a) a right of first refusal to purchase all Shares that a Grantee (or a subsequent transferee) may propose to transfer to a third party, provided that such right of first refusal terminates upon the Company’s initial public offering of its Shares, and (b) a right to repurchase unvested Shares held by a Grantee for cash and/or cancellation of purchase money indebtedness owed to the Company by the Grantee following such Grantee’s termination as a Service Provider.

(d)         Non-transaction. All Share issued to the Grantees pursuant to the Plan may be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary. In addition to the terms and conditions provided herein, the Administrator may require that a Grantee make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require a Grantee to comply with the timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation.

(e)          Escrow. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares issued pursuant to the exercise of any Award, unless and until the Administrator has determined that the issuance and delivery of such certificates is necessary in order to be in compliance with the Applicable Law; provided, however, to enforce any restrictions on a Grantee’s Shares, the Administrator may require the Grantee to deposit all certificates representing Shares, together with other instruments of transfer approved by the Administrator, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Administrator may cause a legend or legends referencing such restrictions to be placed on the Share certificates.

14.       Securities Law Restrictions.

(a)         The Company intends that as long as it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and is not an investment company registered or required to be registered under the Investment Company Act of 1940, as amended, all grants of Awards and Shares issuable upon exercise or vesting of Awards shall be exempt from registration under the provisions of Section 5 of the Securities Act, and this Plan shall be administered in such a manner so as to preserve such exemption. The Company intends for this Plan to constitute a written compensatory benefit plan within the meaning of Rule 701(b) promulgated under the Securities Act. Unless otherwise designated by the Administrator at the time an Option is granted, all Awards granted under this Plan by the Company, and the issuance of any Shares pursuant thereto, are intended to be granted to (i) persons who meet the requirement of a “U.S. Person,” as such term is defined in Rule 902(k) promulgated under the Securities Act (“Regulation S”), in reliance on Rule 701, or (ii) persons other than persons who meet the requirement of a “U.S. Person”, in compliance with Regulation S or another exemption from registration under the Securities Act.

(b)         Section 409A. To the extent that the Administrator determines that any Award granted to a U.S. Person under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

15.       Effectiveness, Amendment and Termination of the Plan

(a)         Effectiveness. This Plan shall become effective on the date that it is adopted by the Board (“Effective Date”).

(b)         Term. Unless earlier terminated as provided herein, this Plan will automatically terminate ten (10) years after the Effective Date.

(c)          Amendment and Termination. Except as provided otherwise in this Plan, the Board may at any time (A) terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or other instrument to be executed pursuant to this Plan, provided that any amendment or termination that has a material and adverse effect on the rights of Grantees shall require their consents; and, (B) terminate any and all outstanding Options or SARs upon a winding up or liquidation of the Company, followed by the payment of creditors and the distribution of any remaining funds to the Company’s shareholders.

16.       Miscellaneous General Rules

(a)         No obligation to Employ. Neither the Plan nor any Award Agreement shall confer upon any Grantee any right with respect to continuing the Grantee’s relationship as a Service Provider with any Group Member, nor shall it interfere in any way any Group Member’s right to terminate such relationship at any time, with or without Cause.

(b)         Non-exclusivity of the Plan. Neither the adoption of this Plan by the Administrator, the submission of this Plan to the Board for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Administrator to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of share options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(c)          Joining a Competitor. Except as may be otherwise provided either in the Award Agreement or by action of the Administrator following the grant of the Award, (A) All Awards (whether vested or unvested) shall be cancelled as of the date of termination of the Grantee as a Service Provider; (B) all Shares issued pursuant to any Award (or a portion thereof) shall be subject to repurchase by the Company at (x) the original purchase price of such Shares, or (y) the par value of such Shares, if such Shares are issued in exchange for services which shall be considered the original purchase price, or (z) the par value of such Shares, if such Shares are issued under Restricted Share Units; and (C) all proceeds, gains or other economic benefit actually or constructively received by the Grantee upon any receipt or exercise of any Award (or a portion thereof), or upon the receipt or resale of any Shares underlying any Award (or a portion thereof), must be restituted to the Company, if within twenty-four (24) months of termination as a Service Provider, the Grantee (1) directly or indirectly, establishes, incorporates, forms, enters into, or participates in the Business as an owner, partner, principal or shareholder or other proprietor of any Competitor, (2) has become, is or becomes an officer, director, employee, consultant, adviser of, or otherwise, directly or indirectly, enter the employ of, continue any employment with or render any services to or for, any Competitor, or (3) knowingly performs or has performed any act that may confer a competitive benefit or advantage upon any Competitor (in each case as determined by the Administrator). Any unissued Shares covered by such cancelled Awards and any issued Shares repurchased at the original purchase price or par value pursuant to this Section shall revert to the Plan and again be available for grant or award under the Plan.

(d)         Governing Law. This Plan shall be governed by the laws of the Cayman Islands.

(e)          Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(f)            Language. The official language of the Plan shall be English. To the extent that the Plan are translated from English into another language, the English version of the Plan will always govern, in the event that there are inconsistencies or ambiguities which may arise due to such translation.